Exhibit 99.2

Item 6. Selected Financial Data

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

(Dollar amounts in thousands, except per share data)

	Year Ended December 31,
	2012	2011	2010	2009	2008
Statement of Operations Data:
Contract revenue	$1,928,800	$1,376,369	$1,003,409	$1,120,441	$1,645,700
Operating expenses (income):
Contract	1,738,977	1,249,025	886,952	995,225	1,436,316
Amortization of intangibles	14,985	15,108	9,437	6,515	10,420
General and administrative	151,816	127,383	106,086	78,385	108,985
Goodwill impairment	8,067	178,575	60,000	—	62,295
Changes in fair value of contingent earn-out liability	—	(10,000)	(45,340)	—	—
Settlement of project dispute	—	8,236	—	—	—
Acquisition costs	—	—	10,055	2,499	—
Other charges	151	105	3,771	12,694	—

Operating income (loss)	14,804	(192,063)	(27,552)	25,123	27,684
Interest expense, net	(29,393)	(45,035)	(27,639)	(8,411)	(9,458)
Other, net	(570)	(539)	1,553	(1,717)	697
Loss on early extinguishment of debt	(3,405)	(6,304)	—	—	—

Income (loss) from continuing operations before income taxes	(18,564)	(243,941)	(53,638)	14,995	18,923
Provision (benefit) for income taxes	4,727	(33,558)	(28,951)	6,003	14,703

Income (loss) from continuing operations	(23,291)	(210,383)	(24,687)	8,992	4,220
Income (loss) from discontinued operations net of provision for income taxes	(5,944)	(82,438)	(11,142)	(10,648)	41,248

Net income (loss)	(29,235)	(292,821)	(35,829)	19,640	45,468
Less: Income attributable to noncontrolling interest	(976)	(1,195)	(1,207)	(1,817)	(1,836)

Net income (loss) attributable to Willbros Group, Inc.	$(30,211)	$(294,016)	$(37,036)	$17,823	$43,632

Reconciliation of net income (loss) attributable to Willbros Group, Inc.
Income (loss) from continuing operations	$(23,291)	$(210,383)	$(24,687)	$8,992	$4,220
Income (loss) from discontinued operations	(6,920)	(83,633)	(12,349)	8,831	39,412

Net income (loss) attributable to Willbros Group, Inc.	$(30,211)	$(294,016)	$(37,036)	$17,823	$43,632

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.49)	$(4.43)	$(0.58)	$0.24	$0.11
Discontinued operations	(0.14)	(1.76)	(0.29)	0.22	1.02

Net income (loss)	$(0.63)	$(6.19)	$(0.87)	$0.46	$1.13

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.49)	$(4.43)	$(0.58)	$0.23	$0.11
Discontinued operations	(0.14)	(1.76)	(0.29)	0.22	1.01

Net income (loss)	$(0.63)	$(6.19)	$(0.87)	0.45	$1.12

Cash Flow Data:
Cash provided by (used in):
Operating activities	$(35,738)	$11,713	$46,871	$47,304	$179,071
Investing activities	22,236	58,376	(404,651)	(34,036)	(11,725)
Financing activities	6,574	(147,296)	297,795	(28,481)	(47,469)
Effect of exchange rate changes	(2,137)	(449)	2,402	6,135	(5,001)
Balance Sheet Data (at period end):
Cash and cash equivalents	$48,778	$52,859	$111,924	$170,691	$168,304
Working capital from continuing operations	210,746	121,538	219,980	244,128	233,430
Total assets	978,246	861,771	1,270,345	728,378	787,344
Total liabilities	771,913	630,193	746,805	240,383	343,209
Total debt	303,820	267,748	387,928	103,875	119,988
Stockholders’ equity	206,333	231,578	523,540	487,995	444,135

Other Financial Data (excluding discontinued operations):
12 Month Backlog (at period end)(1)	$1,010,365	$768,869	$671,289	$368,000	$554,717
Capital expenditures, excluding acquisitions	10,659	10,047	15,635	10,889	41,207
Adjusted EBITDA from continuing operations(2)	74,769	36,720	55,177	81,864	133,365
Number of employees (at period end):	12,054	8,810	7,260	3,714	6,512

(1)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. MSA backlog is estimated for the remaining terms of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications.
(2)	Adjusted EBITDA from continuing operations is included herein because it is one of the measures through which we assess our financial performance. Adjusted EBITDA from continuing operations is not calculated or presented in accordance with U.S. GAAP. For a definition of Adjusted EBITDA from continuing operations, a reconciliation of Adjusted EBITDA from continuing operations to income (loss) from continuing operations (its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP), and additional information regarding this non-GAAP financial measure, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Financial Measures – Adjusted EBITDA from Continuing Operations.”

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